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                                                                 Exhibit  h(1)



                           CO-ADMINISTRATION AGREEMENT


                                November 1, 1999




Credit Suisse Asset Management Securities, Inc.
466 Lexington Avenue
New York, New York 10017-3147


Dear Ladies and Gentlemen:

         Each of the Warburg Pincus Funds (and the portfolios thereof) listed in Exhibit A hereto (each a "Fund", and together the "Funds") confirms its agreement with Credit Suisse Asset Management Securities, Inc. (the "Administrator") as follows:

         1.       Investment Description; Appointment

                  Each Fund desires to employ its capital by investing and reinvesting in investments of the kind and in accordance with the limitations specified in its Articles of Incorporation or Declaration of Trust, as applicable, as amended from time to time (the "Charter"), in its By-Laws, as amended from time to time (the "By-laws"), in the Fund's prospectus(es) (the "Prospectus") and Statement(s) of Additional Information (the "Statement of Additional Information") as in effect from time to time, and in such manner and to the extent as may from time to time be approved by the Board of Directors or Trustees, as the case may be, of the Fund (the "Board"). Copies of the Prospectus, Statement of Additional Information and the Charter and By-laws of each Fund have been made available to the Administrator. Each Fund employs Credit Suisse Asset Management, LLC (the "Adviser") as its investment adviser and desires to employ and hereby appoints the Administrator as its co-administrator. The Administrator accepts this appointment and agrees to furnish the services for the compensation set forth below.

         2.       Services

                  (a) Subject to the supervision and direction of the Board of each Fund, the Administrator will provide the following administrative services:

                           (i)      assist in supervising all aspects of each
Fund's operations, except those performed by other parties pursuant to written agreements with the Fund; provided, that the



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distribution of Funds' shares shall be the sole responsibility of the Funds'
distributor;

                           (ii)     provide various shareholder liaison services
including, but not limited to, responding to inquiries of Fund shareholders, providing information on shareholder investments, assisting shareholders of the Funds in changing account options and addresses, preparing reports and other informational materials regarding the Funds, including proxies/proxy statements and other shareholder communications, reviewing prospectuses, assisting in transmitting proxy statements and gathering proxies in connection with shareholder meetings, and similar ministerial activities;

                           (iii)    provide telephone shareholder services
through a toll-free number; provided that the Administrator shall not solicit callers to purchase shares in a Fund and will refer or pass to the Funds' distributor or transfer agent all orders for the sale of Fund shares;

                           (iv)     furnish corporate secretarial services,
including preparation of materials for meetings of the Board, distribute those materials and prepare minutes of meetings of the Board and any committees thereof and of a Fund's shareholders; and liasing with the Board and providing additional information upon request;

                           (v)      assist in and coordinate the preparation and
mailing of reports to the Funds' shareholders of record and filings with the Securities and Exchange Commission (the "SEC") including, but not limited to, annual and semiannual reports to shareholders; post-effective amendments to each Fund's Registration Statement on Form N-1A (the "Registration Statement") and proxy statements;

                           (vi)     assist in the preparation of each Fund's tax
returns and assist in other regulatory filings as necessary, such as Form N-SAR (other than filing advertising and sales literature for the Funds with the SEC or the National Association of Securities Dealers, Inc.);

                           (vii)    assist the Adviser, at the Adviser's
request, in developing and monitoring compliance procedures for the Funds which may include, among other matters, procedures to assist the Adviser in monitoring compliance with a Fund's investment objective, policies, restrictions, tax matters and applicable laws and regulations;

                           (viii)   act as liaison between each Fund and the
Fund's independent public accountants, counsel, custodian or custodians, transfer agent, co-administrator and service organizations such as broker-dealers, financial institutions, institutional shareholders or record, retirement plans and their


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service providers and other financial intermediaries that render services to
Fund shareholders ("Service Organizations"), and take all reasonable action in the performance of its obligations under this Agreement to assure that all necessary and reasonably requested information is made available to each of them;

                           (ix)     provide information to the Adviser and the
Funds' distributor, upon request, concerning performance and administration of the Fund;

                           (x)      be a party to agreements with Service
Organizations with respect to a Fund's Advisor Class, if any, and, to the extent required in such agreements, bear the responsibility of paying to such Service Organizations an amount up to the amount received by the Administrator under the Distribution Plan with respect to the Advisor Class (the "Distribution Plan");

                           (xi)     review, approve and arrange for the payment
of Fund expenses;

                           (xii)    maintain and preserve certain Fund records,
including financial and corporate records;

                           (xiii)   supply the Funds with office facilities
(which may be the Administrator's own offices), data processing services, clerical, internal executive, legal, regulatory and administrative services, and stationery and office supplies; and

                           (xiv)    such other services to be performed by the
Administrator as are described in the Registration Statement relating to each Fund.

                  (b) Pursuant to the Shareholder Servicing and Distribution Plan , if any (the "12b-1 Plan"), with respect to the shares of a Fund designated Common Class (the "Common Class"), adopted by the Fund pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended (the "1940 Act")("Rule 12b-1"), the Administrator may provide, or enter into agreements with other parties to provide, the following services with respect to the Common
Class: (x) ongoing servicing and/or maintenance of the shareholder accounts ("Shareholder Services") and (y) services that are primarily intended to result in, or that are primarily attributable to, the sale of the Common Class ("Selling Services"; together with Shareholder Services, "Services"). These Services include, without limitation:

                           (i)      responding to Fund shareholder inquiries and
providing services to shareholders not otherwise provided by the Funds' distributor or transfer agent;

                           (ii)     printing and distributing prospectuses and
statements of additional information describing the Fund;


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                           (iii)    the preparation, including printing, and
distribution of sales literature, advertisements and other informational materials relating to the Common Class;

                           (iv)     providing telephone services relating to the
Fund;

                           (v)      formulating and implementing marketing and
promotional activities, including, but not limited to, direct mail promotions and television, radio, newspaper, magazine and other mass media advertising; provided that the form, use and placement of all advertising and sales literature will be the responsibility of the Funds' distributor; and

                           (vi)     obtaining whatever information, analyses and
reports with respect to marketing and promotional activities that the Fund may, from time to time, deem advisable.

                  (c) Pursuant to the Distribution Plan (with respect to the Advisor Class), adopted by the Fund pursuant to Rule 12b-1, the Administrator may compensate Service Organizations to cover certain expenses primarily intended to result in the sale of a Fund's Advisor Class, including, but not limited to: (i) costs of payments made to employees that engage in the distribution of the Advisor Class; (ii) payments made to, and expenses of, persons who provide support services in connection with the distribution of the Advisor Class, including, but not limited to, office space and equipment, telephone facilities, processing shareholder transactions and providing any other shareholder services not otherwise provided by the Funds' distributor or transfer agent; (iii) costs relating to the formulation and implementation of marketing and promotional activities, including, but not limited to, direct mail promotions and television, radio, newspaper, magazine and other mass media advertising; (iv) costs of printing and distributing prospectuses, statements of additional information and reports of the Fund to prospective holders of the Advisor Class; (v) costs involved in preparing, printing and distributing sales literature pertaining to the Fund and (vi) costs involved in obtaining whatever information, analyses and reports with respect to marketing and promotional activities that the Fund may, from time to time, deem advisable.

                  (d) Pursuant to the Distribution Plan (with respect to the Advisor Class) the Administrator may also compensate Service Organizations for administrative and accounting services provided to their customers or clients who are the record and/or beneficial owners of the Advisor Class of a Fund ("Customers"), including, but not limited to: (i) accepting orders from Customers for the purchase, exchange and redemption of the Advisor Class and aggregating and communicating orders as instructed by the Funds' distributor;
(ii) disbursing Fund dividends and distributions to Customers and/or providing for


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their reinvestment in the Advisor Class; (iii) preparing and distributing account statements and Advisor Class transaction confirmations to Customers;
(iv) arranging for settlement of Customer transactions, including arranging for bank wires in accordance with the Fund's prospectus; (v) providing sub-accounting services with respect to shares of the Advisor Class beneficially owned by Customers, including maintaining records of dates and prices for all Advisor Class transactions and Advisor Class balances; (vi) forwarding shareholder communications from the Fund (for example, proxies, shareholder reports, annual and semi-annual financial statements and dividend, distribution and tax notices) to Customers, if required by law and (vii) providing other appropriate or necessary services as may be incidental, normal and customary for service providers performing substantially similar services.

                  (e) In performing all services under this Agreement, the Administrator shall act in conformity with applicable law, the Charter and By-laws of each Fund, and the investment objective, investment policies and other practices and policies set forth in the Registration Statement relating to each Fund, as such Registration Statement and practices and policies may be amended from time to time.

         3.       Compensation

                  (a) For services provided pursuant to Section 2(a) of this Agreement, each Fund will pay the Administrator a monthly fee in arrears at an annual rate set forth in Exhibit B hereto. The Administrator shall provide co-administration services with respect to a Fund's Institutional Shares without compensation. If this Agreement is in effect for any period less than a full calendar month, the fee shall be prorated according to the proportion that such period of effectiveness bears to the full monthly period. For the purpose of determining fees payable to the Administrator, the value of a Fund's net assets shall be computed at the times and in the manner specified in the Prospectus and Statement of Additional Information as from time to time in effect.

                  (b) Pursuant to the 12b-1 Plan, each relevant Fund will pay the Administrator a monthly fee in arrears at an annual rate of .25% of the average daily net assets of the Fund's Common Class. Amounts paid to the Administrator under the 12b-1 Plan may be used by the Administrator to cover expenses related to providing the Services set forth in Section 2(b) of this Agreement.

                  (c) Pursuant to the Distribution Plan, each relevant Fund will pay the Administrator a monthly fee in arrears at an annual rate of .50% of the average daily net assets of the Fund's Advisor Class. The Administrator will receive payments pursuant to the Distribution Plan only as payment agent of the Fund to


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compensate Service Organizations pursuant to their agreements with the
Administrator and the Funds' distributor. Amounts paid to the Administrator under the Distribution Plan will be used by the Administrator exclusively to compensate Service Organizations as described in Sections 2(c) and 2(d) of this Agreement.

                  (d) Of the amount paid pursuant to Section 3(c), up to ..25% of the average daily net assets of the Fund's Advisor Class may be used by the Administrator to compensate Service Organizations for personal service and/or the maintenance of Customer accounts, including but not limited to (i) responding to Customer inquiries, (ii) providing information on Customer investments and (iii) providing other shareholder liaison services.

                  (e) The Administrator will prepare and deliver reports to the Board of each Fund on a regular, at least quarterly, basis, showing the amounts expended by the Fund pursuant to the 12b-1 Plan and the Distribution Plan and the purposes for which such expenditures were made, as well as any supplemental reports as the Board from time to time may reasonably request.

         4.       Expenses

                  The Administrator will bear all expenses in connection with the performance of its services under this Agreement; provided, however, that each Fund will reimburse the Administrator for the reasonable out-of-pocket expenses incurred by it on behalf of the Fund upon presentation of appropriate documentation. Such reimbursable expenses shall include, but not be limited to, postage, telephone, facsimile, photocopying and commercial courier charges.

                  Each Fund will bear certain other expenses to be incurred in its operation, including: taxes, interest, brokerage fees and commissions, if any; fees of members of the Fund's Board who are not officers, directors, or employees of the Adviser or the Administrator or any of their affiliates; SEC fees and state blue sky qualification fees; charges of custodians and transfer and dividend disbursing agents; certain insurance premiums; outside auditing and legal expenses; costs of maintenance of corporate existence; except as otherwise provided herein, costs attributable to investor services, including without limitation, telephone and personnel expenses; costs of preparing and printing prospectuses and statements of additional information for regulatory purposes and for distribution to existing shareholders; costs of shareholders' reports and meetings, and meetings of the officers of the Board; costs of any pricing services; and any extraordinary expenses.


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         5.       Standard of Care

                  The Administrator shall exercise its best judgment in rendering the services listed in Section 2 above. The Administrator shall not be liable for any error of judgment or mistake of law or for any loss suffered by a Fund in connection with the matters to which this Agreement relates; provided, however, that nothing in this Agreement shall be deemed to protect or purport to protect the Administrator against liability to the Fund or its shareholders to which the Administrator would otherwise be subject by reason of willful misfeasance, bad faith or negligence on its part in the performance of its duties or by reason of the Administrator's reckless disregard of its obligations and duties under this Agreement.

         6.       Term of Agreement

                  This Agreement shall continue for an initial period of one year and thereafter shall continue automatically (unless terminated as provided herein) for successive annual periods with respect to a Fund, provided that such continuance is specifically approved at least annually by (a) a vote of a majority of the Board and (b) a vote of a majority of the Board members who are not interested persons (as defined in the 1940 Act) of the Fund and who have no direct or indirect financial interest in the operation of the 12b-1 Plan or the Distribution Plan, in this Agreement or in any agreement related to the 12b-1 Plan or the Distribution Plan ("Independent Board Members"), by vote cast in person at a meeting called for the purpose of voting on such approval. This Agreement is terminable with respect to either the Common Class or the Advisor Class of a Fund without penalty (a) on sixty (60) days' written notice, by a vote of a majority of the Fund's Independent Board Members or by vote of a majority (as defined in the 1940 Act) of the outstanding voting securities of the Common Class or Advisor Class, as applicable, or (b) on ninety (90) days' written notice by the Administrator. This Agreement will also terminate automatically in the event of its assignment (as defined in the 1940 Act).

         7.       Amendments

                  This Agreement may be amended only by written agreement signed by the Administrator and the Fund. To the extent that a written amendment pursuant to this Section is signed by some but not all of the Funds, such amendment shall be effective only with respect to the Funds that signed such written amendment.

         8.       Service to Other Companies or Accounts

                  Each Fund understands that the Administrator now acts, will continue to act and may act in the future as administrator, co-administrator or administrative services agent to one or more other investment companies, and the Fund has no objection to the


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Administrator's so acting. Each Fund understands that the persons employed by the Administrator to assist in the performance of the Administrator's duties hereunder will not devote their full time to such service and nothing contained in this Agreement shall be deemed to limit or restrict the right of the Administrator or any affiliate of the Administrator to engage in and devote time and attention to other businesses or to render services of whatever kind or nature.



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         9.       Limitation of Liability

                  It is expressly agreed that this Agreement was executed by or on behalf of each Fund and not by the Board members of the Fund or its officers individually, and the obligations of the Fund hereunder shall not be binding upon any of the Board members, shareholders, nominees, officers, agents or employees of the Fund individually, but bind only the assets and property of the Fund. The execution and delivery of this Agreement have been authorized by the Board and signed by an authorized officer of each Fund, acting as such, and neither such authorization by such Board nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the property of the Fund.

         10.      Choice of Law

                  This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the State of New York without giving effect to the choice-of-law provisions thereof.

         11.      Counterparts

                  This Agreement may be executed in counterparts, each of which shall be deemed an original.

         12.      Headings

                  The headings of the Sections of this Agreement are for convenience of reference only and are not to be considered in construing the terms and provisions of this Agreement.



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                  If the foregoing is in accordance with your understanding, kindly indicate your acceptance hereof by signing and returning to us the enclosed copy hereof.

                                             Very truly yours,

                                             THE WARBURG PINCUS FUNDS LISTED ON
                                             EXHIBIT A


                                             By: /s/ Hal Liebes
                                                 --------------------------
                                                 Name: Hal Liebes

                                                 Title: Secretary & Vice
                                                 President


Accepted:

CREDIT SUISSE ASSET MANAGEMENT
  SECURITIES, INC.


By: /s/ James W. Bernaiche
    ---------------------------------
        Name: James W. Bernaiche

        Title: Vice President & Chief Compliance Officer



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                                                                       EXHIBIT A

                              WARBURG PINCUS FUNDS

Warburg Pincus Central & Eastern Europe Fund
Warburg Pincus Emerging Markets II Fund
Warburg Pincus European Equity Fund
Warburg Pincus Global Telecommunications Fund
Warburg Pincus High Yield Fund
Warburg Pincus International Growth Fund
Warburg Pincus Long-Short Equity Fund
Warburg Pincus Long-Short Market Neutral Fund
Warburg Pincus Municipal Bond Fund
Warburg Pincus Select Economic Value Equity Fund
Warburg Pincus Strategic Global Fixed Income Fund
Warburg Pincus U.S. Core Equity Fund
Warburg Pincus U.S. Core Fixed Income Fund
Warburg Pincus Balanced Fund
Warburg Pincus Capital Appreciation Fund
Warburg Pincus Emerging Growth Fund
Warburg Pincus Emerging Markets Fund
Warburg Pincus Fixed Income Fund
Warburg Pincus Global Fixed Income Fund
Warburg Pincus Global Post-Venture Capital Fund
Warburg Pincus Growth & Income Fund
Warburg Pincus Health Sciences Fund
Warburg Pincus Institutional Fund
     Emerging Markets Portfolio
     International Equity Portfolio
     Japan Growth Portfolio
     Post-Venture Capital Portfolio
     Small Company Growth Portfolio
     Small Company Value Portfolio
     Value Portfolio
Warburg Pincus Intermediate Maturity Government Fund
Warburg Pincus New York Intermediate Municipal Fund
Warburg Pincus International Equity Fund
Warburg Pincus International Small Company Fund
Warburg Pincus Major Foreign Markets Fund
Warburg Pincus Japan Growth Fund
Warburg Pincus Japan Small Company Fund
Warburg Pincus Post-Venture Capital Fund
Warburg Pincus Small Company Growth Fund
Warburg Pincus Small Company Value Fund
Warburg Pincus Cash Reserve Fund
Warburg Pincus New York Tax Exempt Fund
Warburg Pincus WorldPerks Money Market Fund


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Warburg Pincus WorldPerks Tax Free Money Market Fund
Warburg Pincus Trust
     Emerging Growth Portfolio
     Emerging Markets Portfolio
     Growth & Income Portfolio
     International Equity Portfolio
     Post-Venture Capital Portfolio
     Small Company Growth Portfolio
Warburg Pincus Trust II
     Fixed Income Portfolio
Global Fixed Income Portfolio



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                                                                       EXHIBIT B


(1) Each of the following Funds will pay the Administrator a fee calculated at an annual rate of .05% of the Fund's first $125 million in average daily net assets attributable to the Common Shares and .10% of average daily net assets in excess of $25 million attributable to the Common
         Shares:

         Warburg Pincus Central & Eastern Europe Fund
         Warburg Pincus Emerging Markets II Fund
         Warburg Pincus European Equity Fund
         Warburg Pincus Global Telecommunications Fund
         Warburg Pincus High Yield Fund
         Warburg Pincus International Growth Fund
         Warburg Pincus Long-Short Equity Fund
         Warburg Pincus Long-Short Market Neutral Fund
         Warburg Pincus Municipal Bond Fund
         Warburg Pincus Select Economic Value Equity Fund
         Warburg Pincus Strategic Global Fixed Income Fund
         Warburg Pincus U.S. Core Equity Fund
         Warburg Pincus U.S. Core Fixed Income Fund

(2) Each Fund not listed in (1) above will pay the Administrator a fee calculated at an annual rate of .10% of average daily net assets attributable to Common Shares and Advisor Shares.





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